UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2015

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42, rue Saint-Dominique, Paris, France 75007

5599 San Felipe, 17th Floor, Houston, Texas 77056

62 Buckingham Gate, London SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On April 15, 2015, the Compensation Committee of the Board of Directors approved amendments to the award agreements used under the Schlumberger 2010 Omnibus Stock Incentive Plan and the Schlumberger 2013 Omnibus Stock Incentive Plan. These amendments provide that, in the event of a participant’s retirement at or after age 60 with 25 years of service or approved retirement at or after age 55 with 20 years of service, stock options, restricted stock units and performance share units shall continue to vest, except that vesting of performance share units awarded to certain participants will be pro-rated based on the period of the participant’s active employment during the award’s performance period. The amendments apply to future awards, including awards granted to named executive officers, effective as of April 16, 2015 in the case of stock options and restricted stock units and effective as of January 1, 2016 in the case of performance share units. Awards remain subject to forfeiture in the event of Detrimental Activity, as defined in the respective award agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: April 20, 2015